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John Hancock Funds II

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JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805

December 5, 2014

Dear Shareholders:

Enclosed is the Information Statement of John Hancock Funds II (“JHF II”) regarding new subadvisory agreements with Brandywine Global Investment Management, LLC (“Brandywine”) and Gannett Welsh & Kotler, LLC (“GW&K”) for Small Cap Opportunities Fund (the “Fund”). Brandywine and GW&K were added as subadvisors to the Fund, effective as of the close of business on September 26, 2014 (the “Effective Date”). Dimensional Fund Advisors LP (“DFA”) and Invesco Advisers, Inc. (“Invesco”) continue to serve as subadvisors to the Fund, and each of DFA, Invesco, Brandywine and GW&K manages, as of the Effective Date, a portion of the assets of the Fund in separate sleeves.

The Board of Trustees of JHF II approved the new subadvisory agreements with Brandywine and GW&K. The new subadvisory agreements are not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory fee rates payable by the Fund overall, and subadvisory fees rates payable to DFA and Invesco remain the same. In addition, expenses for the Fund are expected to decrease slightly due to, among other factors discussed herein, the lower effective aggregate subadvisory fee rate payable by John Hancock Advisers, LLC and the existing advisory fee waiver. The subadvisory fees are paid by the Fund’s investment advisor and not by the Fund, and therefore the hiring of Brandywine and GW&K will not increase the advisory fee rate payable by Fund shareholders. Please see below for further information regarding the subadvisory fee rates.

Please note that JHF II is not required to obtain shareholder approval. We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy, with respect to this subadvisor change. The enclosed Information Statement provides information about the new subadvisory agreements, Brandywine, and GW&K.

If you have any questions regarding the Information Statement, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

Sincerely,

/s/ ANDREW WILKINS
Andrew Wilkins
Assistant Secretary
John Hancock Funds II

JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805

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INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENTS
FOR SMALL CAP OPPORTUNITIES FUND

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INTRODUCTION

This Information Statement details a recent addition of two subadvisors for Small Cap Opportunities Fund (the “Fund”), a series of John Hancock Funds II (“JHF II” or the “Trust”). At an in-person meeting held on September 24 - 26, 2014, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust or its investment advisor (the “Independent Trustees”), unanimously approved new subadvisory agreements appointing Brandywine Global Investment Management, LLC (“Brandywine”) and Gannett Welsh & Kotler, LLC (“GW&K”) as additional subadvisors to the Fund effective as of the close of business on September 26, 2014 (the “Effective Date”). Dimensional Fund Advisors LP (“DFA”) and Invesco Advisers, Inc. (“Invesco”) will continue to serve as subadvisors to the Fund, and each of DFA, Invesco, Brandywine and GW&K manages, as of the Effective Date, a portion of the net assets of the Fund in separate sleeves. A discussion of the Board’s determination to appoint Brandywine and GW&K as additional subadvisors to the Fund is provided in the “Board Consideration of the New Subadvisory Agreements” section below.

JHF II. JHF II is an open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The shares of JHF II are divided into separate series or funds, including the Fund.

Investment Management. John Hancock Advisers, LLC (“JHA” or the “Advisor”) serves as the Fund’s investment advisor. Pursuant to an investment advisory agreement with JHF II, the Advisor is responsible for, among other things, administering the business and affairs of JHF II and selecting, contracting with, compensating and monitoring the performance of the investment subadvisors that manage the investment of the assets of the Fund or provide other subadvisory services pursuant to subadvisory agreements with the Advisor. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Distributor. John Hancock Funds, LLC (the “Distributor”) serves as JHF II’s distributor.

The offices of the Advisor and the Distributor are located at 601 Congress Street, Boston, Massachusetts 02210. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife Financial” in Canada and Asia and primarily as “John Hancock” in the United States.

Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (the “SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the New Subadvisory Agreements described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHF II is not required to obtain shareholder approval. We are not asking you for a proxy and you are requested not to send us a proxy, with respect to this subadvisor change.

Annual and Semi-Annual Reports. JHF II will furnish, without charge, a copy of its most recent annual report and semi-annual report to any shareholder upon request. To obtain a report, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

NEW SUBADVISORY AGREEMENTS
FOR SMALL CAP OPPORTUNITIES FUND

As described in more detail in the introduction, at its in-person meeting held on September 24 - 26, 2014, the Board approved the new subadvisory agreements appointing Brandywine and GW&K as additional subadvisors for the Fund (the “New Subadvisory Agreements”). DFA and Invesco will continue to serve as subadvisors to the Fund.

As with the subadvisory agreements with DFA and Invesco (the “Existing Subadvisory Agreements”), pursuant to the New Subadvisory Agreements, and as more fully described below, Brandywine and GW&K each manage the investments and determine the composition of a portion of the assets of the Fund in separate sleeves. The New Subadvisory Agreements are not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory fee rates payable by the Fund overall, and subadvisory fees rates payable to DFA and Invesco remain the same. In addition, expenses for the Fund are expected to decrease slightly due to, among other factors discussed herein, the lower effective aggregate subadvisory fee rate payable by the Advisor and the existing advisory fee waiver. Brandywine’s and GW&K’s subadvisory fees are lower than the subadvisory fees payable to DFA and Invesco. The subadvisory fees are paid by the Advisor, and not by the Fund. In connection with the appointment of Brandywine and GW&K as additional subadvisors to the Fund, the Fund’s investment strategies were revised, as discussed below. The New Subadvisory Agreements are dated September 26, 2014. The Existing Subadvisory Agreements, dated January 1, 2014, were most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 23 - 25, 2014 in connection with its annual review and continuance of such agreements.

The expenses of the preparation and mailing of this Information Statement are being paid by the Fund.

Brandywine and GW&K

Brandywine and GW&K are limited liability companies incorporated under the laws of the State of Delaware and are registered as investment advisors under the Advisers Act. The principal offices of Brandywine are located at Cira Center, 2929 Arch Street, Philadelphia, Pennsylvania 19104. The principal offices of GW&K are located at 222 Berkeley Street, Boston, Massachusetts, 02116.

New Subadvisory Agreements

The principal responsibilities of Brandywine and GW&K under the New Subadvisory Agreements, and of DFA and Invesco under the Existing Subadvisory Agreements, are substantially similar. Each subadvisor manages the day-to-day investment and reinvestment of a portion of the assets of the Fund in a separate sleeve, subject to the supervision of the Board and the Advisor, and formulates a continuous investment program for its respective portion of the Fund consistent with the Fund’s investment objective and policies. The subadvisors implement such programs by purchases and sales of securities, and regularly report thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences, are described below.

Subadvisor Compensation. As compensation for their services under the Existing Subadvisory Agreements, each of DFA and Invesco is paid a subadvisory fee. DFA’s and Invesco’s subadvisory fees are calculated and accrued daily based upon the Fund’s Aggregate Net Assets (as defined below), and the sum of the daily fee accruals is paid monthly in arrears. Under each Existing Subadvisory Agreement, the “Aggregate Net Assets” of the Fund consists of the net assets of the Fund managed by DFA or Invesco, as applicable, and the net assets of certain other John Hancock portfolios for which DFA or Invesco, as applicable, acts as a subadvisor, as stated in the Existing Subadvisory Agreements.

As compensation for their services under the New Subadvisory Agreements, each of Brandywine and GW&K is paid a subadvisory fee. These subadvisory fees are calculated and accrued daily based upon the Fund’s net assets managed by the respective subadvisor, and the sum of the daily fee accruals is paid monthly in arrears. The net assets of the Fund managed by Brandywine or GW&K, as applicable, are not aggregated with the net assets

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of other John Hancock portfolios for purposes of calculating the subadvisory fee payable to Brandywine and GW&K.

Pursuant to both the New Subadvisory Agreements and the Existing Subadvisory Agreements, the subadvisory fee accrued each calendar day is calculated by applying the annual percentage rates (including breakpoints) to the net assets or Aggregate Net Assets, as applicable, of the Fund and dividing by 365 (366 in a leap year). Subadvisory fees are paid by the Advisor not by the Fund, and therefore the hiring of Brandywine and GW&K will not increase the advisory fee rate payable by Fund shareholders. In addition, expenses for the Fund are expected to decrease slightly due to, among other factors discussed herein, the lower effective aggregate subadvisory fee rate payable by the Advisor and the existing advisory fee waiver. The subadvisory fees rates for DFA and Invesco remain the same under the Existing Subadvisory Agreements.

Changes in Investment Strategies

In connection with approving the New Subadvisory Agreements, the Board also approved changing the principal investment strategies of the Fund. These changes became effective as of the close of business on September 26, 2014. There has been no change to the Fund’s policy of investing at least 80% of it net assets (plus any borrowings for investment purposes) in equity securities of small-capitalization companies, or its investment objective of seeking long-term capital appreciation. However, the Fund’s principal investment strategies have been expanded to include a wider variety of investments as the Fund intends to invest across the value/growth spectrum of small-capitalization companies. Specifically, pursuant to the new investment strategies, the Fund may now invest in preferred stock, equity-equivalent securities, and instruments whose values are based on common stocks, including convertible securities, rights, warrants or options (stock or stock index), futures contracts (stock or stock index) and index swaps. In addition to investing in equity securities with value characteristics, the Fund may now invest in equity securities identified by a subadvisor as having growth characteristics. The Fund may continue to invest in real estate investment trusts, and is now authorized to invest in initial public offerings and master limited partnerships. The Fund now intends to invest in swaps, options and foreign currency forward contracts, in addition to futures contracts and options on futures contracts. Lastly, the Fund now has a stated policy of investing in any economic sector and may emphasize one or more particular sectors.

For additional information about the Fund’s principal investment strategies, refer to the supplement to the Fund’s registration statement that was filed with the SEC on September 26, 2014.

Board Consideration of the New Subadvisory Agreements

At in-person meetings held on September 24 - 26, 2014, the Board, including the Independent Trustees, approved the New Subadvisory Agreements between the Advisor and Brandywine and GW&K, respectively, with respect to the Fund.

In considering the New Subadvisory Agreements, the Board received in advance of the meeting a variety of materials relating to the Fund, Brandywine and GW&K, including comparative performance and expense information for a peer group of similar mutual funds; performance information for relevant indices; comparative performance and fee information for comparably managed accounts, as applicable; and other information provided by the Advisor, Brandywine and GW&K regarding the nature, extent and quality of services to be provided by Brandywine and GW&K under the New Subadvisory Agreements. The Board also took into account discussions with management and information provided to the Board with respect to the services to be provided by Brandywine and GW&K to the Fund, including in-person presentations from Brandywine and from GW&K with respect to the Fund at the June 2014 and September Board meetings, respectively, during which representatives from Brandywine and GW&K responded to questions from the Independent Trustees.

Throughout the process, the Board asked questions of and requested additional information from management. The Board was assisted by counsel for the Trust and the Independent Trustees were also separately assisted by independent legal counsel throughout the process. The Independent Trustees also discussed the New Subadvisory Agreements in private sessions with their independent legal counsel at which no representatives of management were present.

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In approving the New Subadvisory Agreements, the Board, including the Independent Trustees, considered a variety of factors, including those discussed below. The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors.

Approval of New Subadvisory Agreements

In making its determination with respect to approval of the New Subadvisory Agreements, the Board considered:

(1)	information relating to Brandywine’s and GW&K’s businesses;

(2)	the historical performance of the Fund under the management of DFA and Invesco, which included comparative performance information relating to the Fund’s benchmark and peer group, and the performance of comparable accounts managed by Brandywine and GW&K;

(3)	the subadvisory fees payable to Brandywine and GW&K, including any breakpoints and comparative fee information, to the extent applicable; and

(4)	information relating to the nature and scope of any material relationships and their significance to Brandywine and GW&K, as applicable.

Nature, extent, and quality of services. With respect to the services to be provided to the Fund by Brandywine and GW&K, the Board considered information provided to the Board by Brandywine and GW&K. The Board considered Brandywine’s and GW&K’s current level of staffing and their overall resources. The Board reviewed Brandywine’s and GW&K’s history and investment experience, as well as information regarding the qualifications, background, and responsibilities of Brandywine’s and GW&K’s investment and compliance personnel who would provide services to the Fund. The Board also considered, among other things, Brandywine’s and GW&K’s compliance programs and any disciplinary history. The Board also considered Brandywine’s and GW&K’s risk assessment and monitoring processes. The Board considered Brandywine’s and GW&K’s regulatory histories, including whether they are currently involved in any regulatory actions or investigations as well as material litigation, and any settlements and amelioratory actions undertaken, as appropriate. The Board noted that the Advisor conducted initial reviews of Brandywine and GW&K and their operations, including regarding investment processes and organizational and staffing matters. The Board also noted that the Trust’s Chief Compliance Officer and his staff conducted initial compliance reviews of Brandywine and GW&K and presented reports to the Independent Trustees regarding the same, which included evaluating the regulatory compliance systems of Brandywine and GW&K and procedures reasonably designed by them to assure compliance with the federal securities laws. The Board also took into account the financial condition of Brandywine and GW&K.

The Board considered Brandywine’s and GW&K’s investment processes and philosophies. The Board took into account that each of Brandywine’s and GW&K’s responsibilities include the development and maintenance of an investment program for a portion of the Fund consistent with the Fund’s investment objective, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also considered Brandywine’s and GW&K’s brokerage policies and practices, including with respect to best execution and soft dollars.

Subadvisor compensation. In considering the cost of services to be provided by Brandywine and GW&K and the profitability to each of Brandywine and GW&K of its relationship with the Fund, the Board noted that the fees under the New Subadvisory Agreements are paid by the Advisor and not the Fund. The Board also noted that there will be no increase in the advisory fees paid by the Fund as a consequence of the execution of the New Subadvisory Agreements. The Board also noted that expenses for the Fund are expected to decrease slightly due to the final allocation mix among the four subadvisors, the existing advisory fee waiver, and the fact that Brandywine’s and GW&K’s subadvisory fees are lower than the subadvisory fees payable to DFA and Invesco. The Board

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considered that the reduction in aggregate subadvisory fees payable by the Advisor would be passed on to shareholders, resulting in an effective reduction of management fees paid by the shareholders of the Fund.

The Board also relied on the ability of the Advisor to negotiate the New Subadvisory Agreements with Brandywine and GW&K, which are not affiliated with the Advisor, and the fees thereunder, at arm’s length. As a result, the costs of the services to be provided and the profits to be realized by Brandywine and GW&K from their relationship with the Trust were not material factors in the Board’s consideration of the New Subadvisory Agreements.

The Board also considered information regarding the nature and scope (including their significance to the Advisor and its affiliates and to Brandywine and GW&K) of any material relationships with respect to Brandywine and GW&K, which includes arrangements, if any, in which either Brandywine or GW&K, or its affiliates, provides advisory, distribution, or management services in connection with financial products sponsored by the Advisor or its affiliates, and may include other registered investment companies, a 529 education savings plan, managed separate accounts, and exempt group annuity contracts sold to qualified plans, if any. The Board also considered information and took into account any other potential conflicts of interest the Advisor might have in connection with the New Subadvisory Agreements.

In addition, the Board considered other potential indirect benefits that Brandywine and GW&K and their affiliates may receive from Brandywine’s and GW&K’s relationship with the Fund, such as the opportunity to provide advisory services to additional funds in the John Hancock fund complex and reputational benefits.

Subadvisory fees. The Board considered that the Fund pays an advisory fee to the Advisor and that, in turn, the Advisor pays subadvisory fees to Brandywine and GW&K. The Board considered that the subadvisory fee rates under the New Subadvisory Agreements are lower than the subadvisory fees payable to DFA and Invesco. The Board also considered that the effective aggregate subadvisory fee rate to be paid to Brandywine, DFA, Invesco, and GW&K for managing the Fund at the Fund’s current level of assets but taking into account the different allocations, would be the same or lower than the subadvisory fee rates paid to DFA and Invesco at current allocation levels. The Board also considered information regarding the fees Brandywine and GW&K receive for providing comparable services to comparable clients, if applicable.

Subadvisor performance. As noted above, the Board considered the Fund’s performance as compared to the Fund’s peer group and benchmark under the management of DFA and Invesco, and noted that the Board reviews information about the Fund’s performance results at its regularly scheduled meetings. The Board noted the Advisor’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Brandywine and GW&K. In addition, the Board noted Brandywine’s and GW&K’s long-term performance for other accounts managed in the same manner as each new subadvisor’s respective sleeve of the Fund. The Board also took into account a discussion of the Fund’s performance, including factors contributing to its more recent performance and its outperformance over the longer periods.

The Board’s decision to approve the New Subadvisory Agreements was based on a number of determinations, including the following:

(1)	Each of Brandywine and GW&K has extensive experience and demonstrated skills as an investment manager and may be expected to provide a high quality of investment management services to the Fund;

(2)	A composite managed by Brandywine using the same investment strategies as those that it intends to use in managing its sleeve of the Fund outperformed, gross of fees, its Morningstar peer group and benchmark index since inception and for the 3-, 5-, and 10-year periods ended June 30, 2014, but underperformed, gross of fees, its Morningstar peer group and benchmark index for the 1-year period;

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(3)	A composite managed by GW&K using the same investment strategies as those that it intends to use in managing its sleeve of the Fund outperformed, gross of fees, its Morningstar peer group and benchmark index since inception and for the 3-, and 5-year periods ended June 30, 2014, but underperformed, gross of fees, its Morningstar peer group and benchmark index for the 1-year period;

(4)	Although past performance is no indication of future performance, each of Brandywine and GW&K has a long and historical track record of strong relative performance with respect to managing similar funds and accounts with investment objectives and strategies similar to those that it intends to use in managing its sleeve of the Fund;

(5)	The subadvisory fees for the Fund are: (i) competitive and within industry norms; and (ii) paid by the Advisor not the Fund, and are a product of arms-length negotiation between the Advisor and Brandywine and GW&K. In addition, approval of the New Subadvisory Agreements will not result in any increase in the advisory fees for the Fund and expenses for the Fund are expected to decrease slightly due to, among other factors discussed herein, the lower effective aggregate subadvisory fee rate payable by the Advisor and the existing advisory fee waiver;

(6)	The subadvisory fees rates under the New Subadvisory Agreements are: (i) competitive and within industry norms; and (ii) lower than the rates under the Existing Subadvisory Agreements;

(7)	The subadvisory fees are reasonable in relation to the level and quality of services being provided; and

(8)	The subadvisory fee rates under the New Subadvisory Agreements contain breakpoints, and in turn the advisory fee for the Fund also has breakpoints, in order to permit shareholders of the Fund to benefit from economies of scale.

Additional Information About Brandywine and GW&K

Brandywine is a limited liability company incorporated under the laws of the State of Delaware. Founded in 1986, Brandywine offers a broad array of fixed income, equity, and balanced strategies that invest across global markets. The firm is a wholly owned, independently operated subsidiary of Legg Mason, Inc. (NYSE: LM). Brandywine’s headquarters are located at Cira Centre, 2929 Arch St., 8th Floor, Philadelphia, Pennsylvania 19104, and has offices in San Francisco, Montreal, Toronto, Singapore, and London. Ratislav Berlansky, CFA and Edward A. Tumpbour are jointly and primarily responsible for the day-to-day management of the portion of the Fund’s portfolio managed by Brandywine.

GW&K is also a limited liability company incorporated under the laws of the State of Delaware. Founded in 1974, GW&K serves as an investment advisor or subadvisor to private clients, pension and profit-sharing plans, mutual funds, estates, charitable foundations, endowments, corporations, and other entities. GW&K is located at 222 Berkeley Street, Boston, Massachusetts 02116. Affiliated Managers Group, Inc., a publicly traded asset management company (NYSE: AMG), holds a majority equity interest in GW&K. Joseph C. Craigen, CFA and Daniel L. Miller, CFA are jointly and primarily responsible for the day-to-day management of the portion of the Fund’s portfolio managed by GW&K.

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund.

Management of Brandywine and GW&K. The names and principal occupations of the directors and principal executive officers of Brandywine and GW&K are listed below. The business address of each director and officer of Brandywine is Cira Centre, 2929 Arch St., 8th Floor, Philadelphia, Pennsylvania 19104. The business address of each director and officer of GW&K is 222 Berkeley Street, Boston, Massachusetts 02116.

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Brandywine

Name	Principal Occupation
Mark Paul Glassman	Executive Vice President & Chief Administrative Officer
Christopher David Marzullo	General Counsel & Chief Compliance Officer
David Fenno Hoffman	Executive Vice President & Manager
Peter Hamilton Machtwey	Manager
Jennifer Williams Murphy	Manager
Adam B. Spector	Managing Partner

GW&K

Name	Principal Occupation
Harold Gilbert Kotler	Chief Executive Officer
Thomas Williams Roberts, III	Co-President & Chief Compliance Officer
Thomas F.X. Powers	Co-President

Similar Investment Companies Managed by Brandywine. Brandywine does not, and as of November 30, 2014 did not, act as advisor or subadvisor to registered investment companies or series thereof having investment objectives and policies similar to those of the Fund.

Similar Investment Companies Managed by GW&K. GW&K currently acts as advisor or subadvisor to the following registered investment company having an investment objective and policies similar to those of the Fund. The table below also states the approximate size of the fund as of November 30, 2014 and the current advisory fee rate for the fund as a percentage of average daily net assets.

Name of Fund	Net Assets as of 11/30/14	Advisory Fee Rate (including any fee waivers)
AMG GW&K Small Cap Core Fund	$375,981,092.94	0.75%

Description of the Existing Subadvisory Agreements and the New Subadvisory Agreements

The terms of the New Subadvisory Agreements are identical, with the exception of the names of the subadvisors and their investment capacity commitments. The terms of the New Subadvisory Agreements, the subadvisory agreement with Invesco (the “Invesco Subadvisory Agreement”) and the subadvisory agreement with DFA (the “DFA Subadvisory Agreement”) are substantially similar and are described generally below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement,” and Brandywine, GW&K, DFA, and Invesco generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor. Subject to the supervision of the Board and the Advisor, the subadvisor manages the investment and reinvestment of the assets of the Fund, and formulates a continuous investment program for the Fund consistent with its investment objective and policies, as described in the then current registration statement of JHF II. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. At its expense, the subadvisor furnishes all necessary facilities, including salaries of personnel required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund. In addition, the subadvisor maintains all accounts, books and records with respect to actions by the subadvisor on behalf of the Fund as are required to be maintained by an investment advisor to a registered investment company under the 1940 Act, the Advisers Act, and the rules thereunder.

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The subadvisor selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions if applicable.  The subadvisor is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in the Trust’s registration statement, as amended. The subadvisor may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor's overall responsibilities with respect to accounts managed by the subadvisor.  The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or its directors for the benefit of its clients, any such brokerage and research services that the subadvisor obtains from brokers or dealers, as described above.

Term. The subadvisory agreement continues in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by a majority of the outstanding voting securities of the Fund, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of any party to the subadvisory agreement cast in person at a meeting called for the purpose of voting on such approval.

Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance.

The Invesco Subadvisory Agreement provides that if the outstanding voting securities of the Fund fail to approve any continuance of the subadvisory agreement, the subadvisor will continue to act as subadvisor with respect to the Fund pending the required approval of the subadvisory agreement or its continuance, of a new contract with the subadvisor or another subadvisor, or other definitive action, provided that the compensation received by the subadvisor is in compliance with the 1940 Act and the rules and regulations thereunder. The New Subadvisory Agreements and the DFA Subadvisory Agreement are silent on this issue.

Termination.  The subadvisory agreement provides that it may be terminated at any time, without the payment of any penalty, by the Trustees of JHF II, by the vote of a majority of the outstanding voting securities of JHF II, or by the vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to JHA and the subadvisor, or by JHA or the subadvisor, on sixty days' written notice to JHF II and the other party. The subadvisory agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between JHA and the Trust terminates for any reason.

Amendments.  The subadvisory agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of JHF II who are not interested persons of any party to the subadvisory agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of: (a) any other portfolio affected by the amendment, or (b) all the portfolios of JHF II.

As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHF II or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval.  JHF II, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor.  The subadvisory agreement provides that neither the subadvisor nor any of its directors, officers or employees shall be liable to JHA or JHF II for any loss suffered by JHA or JHF II in connection

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with the matters to which the subadvisory Agreement relates except for losses resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from the reckless disregard of, the duties of the subadvisor or any of its directors, officers or employees.

Consultation with Subadvisors to the Fund. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in the Trust; and (c) other subadvisors to funds under common control with the Fund.

Confidentiality of JHF II Portfolio Holdings. The New Subadvisory Agreements provide that Brandywine and GW&K agree to treat JHF II portfolio holdings as confidential information in accordance with JHF II’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and to prohibit their employees from trading on any such confidential information.

In addition to the above language, the DFA Subadvisory Agreement states that DFA will keep in place a policy on insider trading and shall prohibit its employees from trading in violation of such policy.

The Invesco Subadvisory Agreement also provides that Invesco will prohibit its employees from trading on any such confidential information; provided, however, that JHF II and JHA each understands, acknowledges and agrees that the Fund is managed by Invesco using investment models that are used by Invesco and its affiliates to manage other accounts (specifically including, but not limited to other registered mutual funds), that such other accounts may have portfolio holdings that are substantially similar or identical to those of the Fund and that the use of such other portfolio holdings information is not subject to the restrictions of the Invesco Subadvisory Agreement or JHF II’s “Policy Regarding Disclosure of Portfolio Holdings.”

Compliance Policies.  Pursuant to the subadvisory agreement, the subadvisor agrees to provide the Advisor with its written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act.  Throughout the term of the agreement, the subadvisor will provide the Advisor with information relating to various compliance matters including material changes in the Compliance Policies and information and access to personnel and resources that the Advisor may reasonably request to enable JHF II to comply with Rule 38a-1 under the 1940 Act.

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John Hancock Investments 601 Congress Street Boston, MA 02210-2805

The following notice provides important information about the recent change in the management of your fund.

If you have any questions, please contact your financial advisor or call John Hancock Investments at 800-225-5291,
Monday through Friday, 8:00 a.m. to 7:00 p.m., Eastern Time.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Relating to

SMALL CAP OPPORTUNITIES FUND

a series of John Hancock Funds II

601 Congress Street

Boston, Massachusetts 02210

Telephone: 800-225-5291

This communication (the “Notice”) presents only an overview of a more complete Information Statement that is available to you on the internet relating to Small Cap Opportunities Fund (the “Fund”), a series of John Hancock Funds II (the “Trust” or “JHF II”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a subadvisor change relating to the Fund that took effect as of the close of business on September 26, 2014. At an in-person meeting held on September 24 - 26, 2014, pursuant to the recommendation of John Hancock Advisers, LLC (the “Advisor”), the Board of Trustees of the Trust (the “Board”) approved new subadvisory agreements appointing Brandywine Global Investment Management, LLC (“Brandywine”) and Gannett Welsh & Kotler, LLC (“GW&K”) as additional subadvisors to the Fund. Dimensional Fund Advisors LP and Invesco Advisers, Inc. will continue to serve as subadvisors to the Fund, and each of DFA, Invesco, Brandywine and GW&K manage a portion of the assets of the Fund in separate sleeves.

The appointment of Brandywine and GW&K as additional subadvisors to the Fund was effected in accordance with an exemptive order (the “Order”) that the U.S. Securities and Exchange Commission granted to the Trust permitting the Advisor to enter into and materially amend subadvisory agreements with unaffiliated subadvisors solely with Board approval, subject to certain conditions, and without obtaining shareholder approval. Consequently, the Trust is not soliciting proxies to approve this change. The Order does, however, require that an information statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of the new subadvisory agreements with Brandywine and GW&K.

In lieu of physical delivery of the Information Statement (other than on request as described below), JHF II will make the Information Statement available to you online at http://www.jhinvestments.com/SmallCapOpportunities14C until 90 days from the date the Notice is first sent to shareholders. A paper or email copy of the Information Statement may be obtained, without charge, by contacting 800-225-5291 no later than 90 days from the date the Notice is first sent to shareholders.

If you want to receive a paper or email copy of the Information Statement free of charge, you must request one no later than 90 days from the date the Notice is first sent to shareholders.

Shareholders Sharing the Same Address. As permitted by law, only one copy of this Notice may be delivered to shareholders residing at the same address, unless such shareholders have notified the Trust of their desire to receive multiple copies of the shareholder reports and other materials that the Trust sends. If you would like to receive an additional copy, please contact the Trust by writing to the Trust’s address, or by calling the telephone number shown above. The Trust will then promptly deliver, upon request, a separate copy of this Notice to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.